UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-11244	35-1547518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Main Street Box 810 Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (812) 482-1314

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

࿳ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿳ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿳ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿳ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 10, 2008, the Board of Directors (the "Board") of German American Bancorp, Inc. (the “Company”), authorized management to undertake the steps necessary for the Company to participate in the U.S. Department of the Treasury’s TARP Capital Purchase Program (CPP), and delegated final authority in respect of the Company's possible participation under the CPP to a special committee of the Board. Pursuant to this authorization, the Company has filed its application to participate in the CPP with the appropriate bank regulatory agencies.

Under the CPP, participating banking institutions will sell preferred stock and issue common stock warrants to the U.S. Treasury. The CPP was created by the U.S. Treasury under authority provided in the Emergency Economic Stabilization Act of 2008 in order to restore stability and the availability of credit in the U.S. financial system. On Monday, October 20, 2008, U.S. Treasury Secretary Henry Paulson stated: "This program is designed to attract broad participation by healthy institutions and to do so in a way that attracts private capital to them as well." Details of the CPP can be found on the U.S. Treasury’s website at http://www.treasury.gov.

In its application to participate in the CPP, the Company has requested the Treasury's authorization to sell to the Treasury, for a sales price equal to the liquidation value of the preferred stock to be issued and sold, up to $25,000,000 of preferred stock ($1,000 liquidation value per share) and warrants for the purchase of common stock. The Company is currently authorized to issue up to 500,000 shares of preferred stock without further shareholder approval, none of which have been issued or are outstanding.

Management believes that the Company meets or exceeds all criteria established for participation in the CPP and therefore has no reason to believe that the Company's application would not receive the Treasury's preliminary approval under the CPP. Upon preliminary approval, the Company (if and to the extent authorized to do so by the special Board committee or its full Board) would proceed to submit the required documentation and take other prescribed actions to complete the process and sell some or all of these securities to the Treasury under the terms and conditions established by the CPP.

Cautionary Note regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include the discussion of the Company's potential participation in the Department of the Treasury's Capital Purchase Program (CPP). Forward-looking statements can be identified by the use of the words "anticipate," "believe," "expect," "intend," "could," "would" and "should," and other words of similar meaning. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, the possibility that the Treasury may not approve the Company's application to participate under the CPP; the possibility that the Company may be unwilling to agree to all of the terms and conditions, including the representations and warranties, that may be contained in any agreements required by the Treasury to be executed for participation in the CPP, as such terms and conditions and representations and warranties may be changed or interpreted from time to time by the Treasury; the possible inability of the Company to take any actions necessary to be in compliance with all of the terms and conditions, including the representations and warranties, contained in the CPP agreements; the possibility that the special Board committee or the full Board may determine (based on new information concerning the terms and conditions of the CPP or otherwise) that it is not in the best interest of the Company to proceed to finalize its participation in the CPP, in whole or in part, even if approved by the Treasury to participate in the CPP; and other factors identified in the Company's periodic filings with the Securities and Exchange Commission from time to time. These forward-looking statements are made only as of the date of this Form 8-K, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of the filing of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC

Date: November 13, 2008	By:	/s/ Mark A. Schroeder
Mark A. Schroeder President and Chief Executive Officer

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